                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors

The Board of Directors
COMFORCE Corporation:


We consent to incorporation by reference in the registration statements on Form S-3 (Registration Nos. 033-60403, 333-31167, 333-43321, 333-44351, 333-47941,
333-61789, 333-74689, 333-82201 and 333-52356) and Form S-8 (Registration Nos.
333-32271, 333-46787, 333-82199 and 333-56962) of COMFORCE Corporation and
subsidiaries of our report dated February 27, 2001, except as to note 18, which is as of March 6, 2001, relating to the consolidated balance sheets of COMFORCE Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows and the related schedule for each of the years in the two-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of COMFORCE Corporation.


                              /s/ KPMG LLP

                              KPMG LLP


Melville, New York
March 22, 2001